UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2005

SS&C TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

80 Lamberton Road, Windsor, CT		06095

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 CREDIT AGREEMENT, DATED AS OF APRIL 13, 2005
EX-10.2 PROMISSORY NOTE, DATED APRIL 13, 2005
EX-10.3 JOINT AND SEVERAL CONTINUING GUARANTY AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement

     On April 13, 2005, SS&C Technologies, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Fleet National Bank, a Bank of America Company (“Fleet”), regarding a two-year, $75,000,000 senior revolving credit facility (the “Loan”) intended (1) to finance a portion of the Company’s acquisition, by way of a takeover bid, of Financial Models Company Inc. (the “Acquisition” and, together with the Credit Agreement, the “Transaction”); (2) to pay fees and expenses incurred in connection with the Transaction; and (3) to provide ongoing working capital and cash for other general corporate purposes of the Company and its subsidiaries. Pursuant to the terms of the Credit Agreement, the Company is permitted to borrow funds from Fleet, initially in the principal amount of $75,000,000 and including a $5,000,000 sublimit for the issuance of standby and commercial letters of credit. By June 3, 2005, the maximum amount of borrowings under the Credit Agreement will be reduced to $50,000,000 and all amounts outstanding in excess of $50,000,000 must be repaid. Loans outstanding under the Credit Agreement may be prepaid at any time in whole or in part without premium or penalty, with limited exceptions. The Credit Agreement contains customary representations and warranties, as well as customary events of default and affirmative covenants. In addition, there are customary negative covenants, including financial covenants and covenants relating to liens, investments, indebtedness, fundamental changes, dispositions, and dividends and distributions.

     Upon execution of the Credit Agreement on April 13, 2005, the Company drew down the full amount of the Loan, which consisted of (1) $65,000,000 as a Eurodollar Rate Loan with an interest period of thirty days at a rate per annum equal to the British Bankers Association LIBOR Rate plus 100 basis points, and (2) $10,000,000 as a Base Rate Loan bearing interest at a fluctuating rate per annum equal to the higher of the Federal Funds Rate plus 0.5% or the “prime rate” as publicly announced by Bank of America, N.A. The Company is using the proceeds of the Loan as partial consideration for the Acquisition. Pursuant to the terms of the Credit Agreement and concurrent with the extension of the Loan by Fleet, the Company executed and delivered to Fleet a promissory note dated April 13, 2005 in the principal amount of $75,000,000 (the “Promissory Note”), promising payment of the principal amount and interest on the unpaid principal amount of each of the loans described above from the date of such loans until such principal amounts are paid in full.

     The obligations of the Company under the Credit Agreement are guaranteed by OMR Systems Corporation, a wholly-owned subsidiary of the Company (“OMR”). In accordance with the terms of the Credit Agreement, OMR executed a Joint and Several Continuing Guaranty Agreement dated as of April 13, 2005 (the “Guaranty”) in favor of Fleet. All guarantees made by OMR under the Guaranty are guarantees of payment and performance, and not of collection.

     Copies of the Credit Agreement, the Promissory Note and the Guaranty are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summaries of the Credit Agreement, the Promissory Note and the Guaranty and the transactions contemplated thereby are qualified in their entirety by the complete text of the Credit Agreement, the Promissory Note and the Guaranty filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: April 15, 2005	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 13, 2005, between Fleet National Bank, a Bank of America Company, and SS&C Technologies, Inc.

10.2	Promissory Note, dated April 13, 2005, from SS&C Technologies, Inc. to Fleet National Bank, a Bank of America Company

10.3	Joint and Several Continuing Guaranty Agreement, dated as of April 13, 2005, by OMR Systems Corporation in favor of Fleet National Bank, a Bank of America Company